UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Lufkin Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LUFKIN INDUSTRIES, INC.

Lufkin, Texas

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 2, 2007

TO THE SHAREHOLDERS OF LUFKIN INDUSTRIES, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Lufkin Industries, Inc., a Texas corporation (the “Company”), will be held at the Museum of East Texas, 503 North Second, Lufkin, Texas 75901, on the 2nd day of May, 2007, at 9:00 a.m. local time, for the following purposes:

1.	To elect four directors to the Company’s board to serve until the annual shareholders’ meeting held in 2010 or until a successor has been elected and qualified; and

2.	To amend and restate the Company’s Incentive Stock Compensation Plan 2000 to increase the number of shares of Common Stock of the Company as to which options may be granted under the plan from 1,800,000 to 2,800,000; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 5, 2007, are entitled to notice of and to vote at the meeting.

You are kindly requested to mark, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the meeting, in order to ensure a quorum. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

It is sincerely hoped that it will be possible for you to personally attend the meeting.

/s/ PAUL G. PEREZ
Secretary

March 28, 2007

LUFKIN INDUSTRIES, INC.

P. O. Box 849

Lufkin, Texas 75902

PROXY STATEMENT

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Lufkin Industries, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on May 2, 2007, and any adjournments thereof. The annual meeting will be held at 9:00 a.m., local time, at the Museum of East Texas, 503 North Second, Lufkin, Texas 75901. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached to this Proxy Statement.

Each shareholder of the Company giving a proxy has the unconditional right to revoke his or her proxy at any time prior to its exercise, either in person at the Annual Meeting of Shareholders or by oral or written notice to the Company addressed to Secretary, Lufkin Industries, Inc., P. O. Box 849, Lufkin, Texas 75902, phone number (936) 634-2211. A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions from the proposal to elect directors are treated as votes against the particular proposal. Broker non-votes on any of such matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or facsimile. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company. The approximate date on which this Proxy Statement and form of proxy will first be sent to shareholders is March 28, 2007.

Computershare Investor Services, LLC, as a responsibility as the Company’s transfer agent, collects and informs the Company of all proxy votes tallied for each issue listed in the proxy statement.

QUORUM AND VOTING SECURITIES

At the close of business on March 5, 2007, which is the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the annual meeting or any adjournments thereof, the Company had 14,944,313 shares of common stock, $1.00 par value (the “Common Stock”) outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. Shareholders do not have cumulative voting rights.

The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for the election of directors in Proposal Number 1. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is also required for the amendment and restatement of the Company’s Incentive Stock Compensation 2000 Plan in Proposal Number 2.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors has nominated and urges you to vote FOR the election of the four directors who have been nominated to serve a three-year term of office as Class I Directors. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

The Company’s Fourth Restated Articles of Incorporation (the “Articles”) divide the Board of Directors, with respect to terms of office, into three classes, designated as Class I, Class II and Class III. Each class of directors is to be elected to serve a three-year term and is to consist of, as nearly as possible, one-third of the members of the entire Board. In accordance with the Company’s Bylaws, the Company’s Board of Directors is currently set at ten members, with a minimum of seven and a maximum of 15 members required. The Board of Directors has affirmatively determined that each of Messrs. J. F. Anderson, Ms. S. V. Baer, S. W. Henderson, III, J. T. Jongebloed, J. H. Lollar, B. H. O’Neal, H. J. Trout, Jr., and T. E. Wiener are independent under Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Mr. D. V. Smith is not independent under Rule 4200(a)(15) of the NASDAQ Marketplace Rules as he currently serves as the Chief Executive Officer and President of the Company. Also, Mr. L. M. Hoes is not independent under Rule 4200(a)(15) of the NASDAQ Marketplace Rules as he currently serves as the Executive Vice President and Chief Operating Officer of the Company.

The term of office of each of the Class I Directors expires at the time of the 2007 Annual Meeting of Shareholders, or as soon thereafter as their successors are elected or qualified. Mr. J. H. Lollar, Mr. B. H. O’Neal, Mr. T. E. Wiener, and Mr. L. M. Hoes have been nominated to serve a three year term as Class I Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

It is intended that the proxies solicited hereby will be voted FOR the election of the nominees for director listed below, unless authority to do so has been withheld. If, at the time of the 2007 Annual Meeting of Shareholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominating/Governance Committee Policy on Director Candidates

The Nominating/Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee has also retained a third-party executive search firm to identify candidates upon request of the Nominating/Governance Committee from time to time. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Nominating/Governance Committee in writing at Lufkin Industries, Inc., P.O. Box 849, Lufkin, Texas 75902, including whatever supporting material the shareholder considers appropriate. The Nominating/Governance Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations.

Description of Nominating/Governance Committee’s Selection Process of Director Candidates

The Nominating/Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating/Governance Committee regularly assesses the appropriate size of the

Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating/Governance Committee through current Board members, professional search firms, management, shareholders or other persons. When a professional search firm is retained it must become familiar with the Company and its business. Furthermore, it must then clearly understand the skill sets, experience and education the Board is seeking in a prospective member. The firm then must utilize its resources to find and present suitable candidates. The Committee may emphasize certain requirements depending on the Board position to be filled. Industry experience may be favored over financial, legal, sales or other areas of expertise when filling a board position. These candidates are evaluated at regular or special meetings of the Nominating/Governance Committee and may be considered at any point during the year. The Nominating/Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating/Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating/Governance Committee. The Nominating/Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating/Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Nominating/Governance Committee’s Minimum Director Candidate Qualifications

In evaluating recommended nominees for a position on the Company’s Board of Directors, the Nominating/Governance Committee considers, at a minimum, the following factors:

1.	The candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life.

2.	The candidate shall be prepared to represent the interests of all shareholders.

3.	The candidate has familiarity with business matters and an ability to grasp and analyze financial data.

4.	The candidate shall not have any material personal, financial or professional interest in any present or potential competitor of the Company.

5.	The candidate’s knowledge, skills and experience in light of prevailing business conditions and the knowledge, skills and experience possessed by other members of the Board.

6.	The candidate fulfills the needs of the Company with respect to the particular talents and experience of the directors.

7.	Personal business experience in a leadership position within one of the markets served by the Company should be a criteria by one or more of the Board’s directors.

8.	The candidate has the ability and willingness to dedicate sufficient time, energy and attention to the performance of his or her duties, including participation in Board and committee meetings.

Nominees for Director

The nominees for Class I Directors, if elected, whose term of office will expire in 2010, and certain additional information with respect to each of them, are as follows:

John H. Lollar, Managing Partner of Newgulf Exploration, L.P. since 1996. Age 68. Mr. Lollar was formally Chairman, President and Chief Executive Officer of Cabot Oil and Gas Corporation. He is a director of

Plains Exploration and Production Company, Inc. He became a director of the Company in 1997 and currently serves as Chairman of the Audit Committee and as a member of the Compensation Committee.

Bob H. O’Neal, formerly President of Stewart & Stevenson Services, Inc. Age 72. Mr. O’Neal became a director in 1992 and currently serves as Chairman of the Compensation Committee and as a member of the Nominating/Governance Committee and Audit Committee.

Thomas E. Wiener, Attorney at law since 1968 to present. Age 66. Mr. Wiener became a director of the Company in 1987 and currently serves on the Executive Committee, Nominating/Governance Committee and the Pension Committee.

Larry. M. Hoes, Executive Vice President and Chief Operating Officer of the Company. Age 60. Prior to his current position, Mr. Hoes was Vice President and General Manager of the Oilfield Division. He was promoted to Executive Vice President and Chief Operating Officer in August 2006 and elected to the Board of Directors in November 2006. He has been employed by the Company since May 1996.

PROPOSAL NO. 2: APPROVAL OF AMENDMENT AND RESTATEMENT TO THE COMPANY’S INCENTIVE STOCK COMPENSATION PLAN 2000

General. In November 2006, the Board of Directors of the Company adopted an amendment and restatement to the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000 (the “Plan”) which would increase the number of shares of Common Stock as to which options may be granted under the Plan from 1,800,000 shares to 2,800,000 shares and also extends the Plan to expire on May 31, 2017, instead of the original expiration date of May 4, 2010. (1,800,000 shares reflects authorized shares after the 2-for-1 Stock Split effective April 19, 2005.) The Board urges you to vote FOR approval of such amendment and restatement. Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal. The purpose of the Plan is to advance the best interests of the Company by providing incentive awards and stock ownership opportunities to those key employees (including directors who are employees) and non-employee directors who contribute significantly to the performance of the Company. In addition, the Plan is intended to enhance the ability of the Company to attract and retain individuals of superior managerial ability and to motivate such individuals to exert their best efforts towards future progress and profitability of the Company. The terms of the Plan are described below and the Plan is set forth in its entirety as Appendix A hereto.

The Plan provides for the grant of stock options to purchase shares of the Company’s Common Stock to key employees of the Company as determined by the Company’s Compensation Committee. Subject to approval by the shareholders of the amendment and restatement to the Plan, the maximum number of shares of Common Stock as to which options may be granted under the Plan is 2,800,000 shares, subject to certain adjustments to prevent dilution. Options granted under the Plan to key employees may be either incentive stock options (“ISOs”) under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options (“NSOs”). The Company will not receive any consideration from such employees in connection with such grants.

The Plan is administered by the Company’s Compensation Committee, which under the terms of the Plan, must consist of at least three members of the Board of Directors, none of which may be a key employee who is eligible to be, or is, a participant in the Plan. The Compensation Committee has complete discretion in determining the key executives and employees of the Company, subject to any terms of current agreements or contracts, or its subsidiaries who shall receive stock options and the number of such options to be granted. The Plan provides that, in granting options to key employees, the Compensation Committee shall take into consideration the contribution an employee has made or may make to the success of the Company or its subsidiaries and such other factors as the Compensation Committee shall determine.

The term of each stock option granted to a key employee shall be determined by the Compensation Committee on the date of grant, subject to limitations that (i) all such options will expire no later than ten years from the date of grant and (ii) the exercise price of such options may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. In the event that the employment of a key employee shall terminate for reasons other than retirement with the consent of the Company, permanent disability or death, such employee’s options shall be exercisable only within three months after such termination and only to the extent that such options were exercisable immediately prior to such termination of employment. If such termination is due to retirement or permanent disability, the key employee may exercise options in full at any time during the remaining term provided therefore at the time of grant. Upon the termination of employment of a key employee by reason of death, such employee’s options, to the extent then exercisable, may be exercised for a period of one year after the date of the employee’s death, but no more than ten years after the date of the option was granted.

The Plan permits the Company to allow an optionee, upon exercise of an option, to satisfy any applicable federal income tax requirements in the form of cash, or, at the discretion of the Compensation Committee, shares of Common Stock, including shares issuable upon exercise of such option.

The Plan provides that upon a change of control of the Company (i) outstanding stock options would become immediately vested and exercisable (with certain exceptions) and (ii) upon exercise of an option, the optionee would receive cash based on the spread between the exercise price of such option and the premium price, if any, paid for the Common Stock in connection with such change of control. A change of control shall be deemed to occur if a person or group acquires 25% or more of the Company’s voting securities, the Directors of the Company at the beginning of any two-year period ceased to constitute a majority of the Board of Directors during such period for any reason, the shareholders of the Company approve a merger or consolidation of the Company with any other company (with certain exceptions), the shareholders of the Company approve an agreement for the sale, exchange or disposition by the Company of all or a substantial portion of the Company’s assets or the shareholders of the Company adopt a plan of complete liquidation of the Company.

The Board of Directors has amended and restated the Plan to limit grants under the Plan to no more than 300,000 shares of Common Stock to any one person in any calendar year.

The Board of Directors of the Company may amend, suspend or terminate the Plan at any time, except that any amendment or restatement that would (i) increase the maximum number of shares that may be issued under the options granted pursuant to the Plan, (ii) change the class of employees eligible to receive grants under the Plan, (iii) extend beyond the ten years the term of any option or (iv) extend the terms of the Plan, requires shareholder approval unless, in each case, such approval is not required to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless the term of the Plan is extended or earlier terminated, the Plan will terminate on May 31, 2017.

Federal Income Taxes. As a general rule, no income will be recognized by an employee upon the grant of either incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). Upon the exercise of a NSO, the optionee will be treated as receiving compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for the shares, and the Company may claim a deduction for compensation paid in the same amount and at the same time as compensation is taxable to the optionee, provided the Company makes the proper tax withholding with respect to the exercise by an employee. Upon a subsequent disposition of the shares, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be eligible for treatment as long-term capital gain or loss if the shares were held for more than twelve months. The exercise of an ISO, on the other hand, does not subject the optionee to federal income tax; however the “spread” upon the exercise of an ISO is an item of adjustment for purposes of the alternative minimum tax. If the optionee holds the shares of Common Stock received upon the exercise of an ISO for the requisite holding period, gain on the disposition of such shares is treated as long-term capital gain. If a disposition of such shares is made in a taxable transaction before expiration of the holding period, a portion of the gain on disposition will be treated as ordinary income and the balance as long-term or short-term capital gain, depending on the length of time the shares were held. The Company is allowed a deduction in the year of disposition of shares received upon exercise of an ISO only to the extent the amount of any gain is taxable to the optionee as ordinary income.

AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements. The Audit Committee’s functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company’s procedures for internal auditing, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Deloitte & Touche LLP, are responsible for auditing both the Company’s financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States).

In performing its oversight function, the Audit Committee reviewed and discussed with management and the independent auditors the Company’s interim financial statements as well as the Company’s annual financial statements and the independent auditor’s examination and report on the Company’s annual financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as currently in effect. The Audit Committee reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial reporting. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Company annually reviews any relationship between management and all directors and its independent registered public accounting firm and reviews any issues with outside counsel. In 2006, there were no outside relationships existing between management and all directors and the Company’s independent registered public accounting firm.

The Audit Committee reviewed the Company’s audited financial statements and internal control over financial reporting for the year ended December 31, 2006, and discussed them with management and the independent auditors. Based on the aforementioned review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining auditor independence and concluded no conflict existed.

The Audit Committee’s policy is that the committee will pre-approve all audit services and permitted non-audit services to be performed for the Company by its independent auditors. The Audit Committee may delegate authority to pre-approve audit services, other than the audit of the Company’s annual financial statements, and permitted non-audit services to one or more Audit Committee members, provided that the decisions made pursuant to this delegated authority must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has adopted procedures for the pre-approval of services by the Company’s independent auditor. The Audit Committee will, on an annual basis, retain the independent audit firm and pre-approve the scope of all audit services and specified audit-related services. The Chair of the Audit Committee or the full Audit Committee must pre-approve the firm’s review of any registration statements containing or incorporating by reference the firm’s audit report and the provision of any related consent and the preparation and delivery of any comfort letters. Any permitted non-audit services must be pre-approved by either the Chair or the full Audit Committee. In fiscal years 2006 and 2005, 100 percent of the services provided to the Company by the independent auditors were pre-approved in compliance with the policies described above. The Audit Committee has selected Deloitte & Touche LLP as its independent auditor for 2007. Deloitte & Touche LLP, independent registered public accounting firm, audited the Company’s consolidated financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2006, and have advised the Company that it will have a representative at the May 2, 2007, Annual Meeting of Shareholders who will be available to respond to appropriate questions. Such representative will be permitted to make a statement if they desire to do so.

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The following members of the Audit Committee have delivered the foregoing report:

John H. Lollar, Chairman

S. V. Baer

B. H. O’Neal

J. T. Jongebloed

Independent Public Accountants

Aggregate fees incurred by the Company for the years ended December 31, 2006 and 2005, for services performed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”):

	2006	2005
Audit Fees(a)	$786,600	$732,000
Audit-Related Fees(b)	0	67,152
Subtotal Audit and Audit Related	786,600	799,152
Tax Fees(c)	7,338	213,438
All Other Fees	0	0
Total Fees	793,938	$1,012,590

(a)	Includes fees billed and expected to be billed for the audit of the Company’s annual financial statements and internal control over financial reporting, reviews of the Company’s quarterly financial statements, and foreign statutory audits.

(b)	Includes fees for the audits of the Company’s employee benefit plans and consultation on certain financial accounting and reporting matters.

(c)	Includes tax compliance fees for assistance with federal, state and foreign income tax returns and audits, and various tax planning and consultation matters.

The fees incurred by the Company with respect to independent auditors during 2006 and 2005 contain no consulting-related work.

COMPANY INFORMATION

INFORMATION ABOUT CURRENT AND CONTINUING DIRECTORS

Information about Mr. Hoes, Mr. Lollar, Mr. O’Neal, and Mr. Wiener can be found above under “Nominees for Director” as Class I Directors whose term of office, if elected, will continue after the meeting and expire in 2010.

The Class II Directors, whose present term of office as directors will continue after the meeting and expire in 2008, and certain additional information with respect to each of them, are as follows:

H. J. Trout, Jr., Manager of his own investments. Age 62. Mr. Trout has been a director of the Company since 1980 and serves as Chairman of the Pension Committee and as a member of the Executive Committee and the Nominating/Governance Committee.

J. T. Jongebloed, formerly Chairman, President & Chief Executive Officer of Pool Energy Services, Inc. from 1978 to 1999. Age 65. He became a director of the Company in 2002 and serves as Chairman of the Nominating/Governance Committee and as a member of the Audit Committee and the Compensation Committee.

Suzanne V. Baer, formerly Executive Vice President, Chief Financial Officer of Energy Partners Ltd. from 2001 to 2005. Age 59. Ms. Baer also serves as a board member of TODCO, The Offshore Drilling Company. She became a director of the Company in 2005 and currently serves as a member of the Audit and Pension Committees.

The Class III Directors, if elected, whose term of office will expire in 2009, and certain additional information with respect to each of them, are as follows:

Douglas V. Smith, Chairman of the Board, Chief Executive Officer and President of the Company. Age 64. Mr. Smith was elected President and Chief Executive Officer of the Company in January 1993 and Chairman of the Board in May 1995. He was also elected as a director in January 1993.

Simon W. Henderson, III, Manager of his own investments. Age 73. Mr. Henderson has been a director of the Company since 1971 and currently serves as a member of the Executive Committee, the Compensation Committee and the Nominating/Governance Committee.

John F. Anderson, Manager of his own investments. Age 64. Mr. Anderson has been a director of the Company since 2003 and currently serves as a member of the Executive Committee and the Pension Committee

Board Committees

Executive Committee

The Board of Directors has a standing Executive Committee. The Executive Committee is comprised of Messrs. D. V. Smith, Chairman, J. F. Anderson, S. W. Henderson, III, H. J. Trout, Jr. and T. E. Wiener. The purpose of this committee is to advise management during intervals between Board meetings.

Audit Committee

The Board of Directors has a separately-designated Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee is currently comprised of Messrs. J. H. Lollar, Chairman, B. H. O’Neal, J. T. Jongebloed and Ms. S. V. Baer. The Board of Directors has determined that J. H. Lollar, S. V. Baer, B. H. O’Neal and J. T. Jongebloed are “audit committee financial experts” as defined by the Securities and Exchange Commission. Messrs. J. H. Lollar, B.H. O’Neal and J. T. Jongebloed in addition to serving as Chief Executive Officers of major corporations and organizations have had financial education and training. Ms. S. V. Baer, in addition to being a C.P.A., has served in several corporate executive positions including Chief Financial Officer and Treasurer positions. All the members of the Audit Committee are independent (as independence is defined in Exchange Act Rule 10A-3(b)(1), as well as the independence requirements of NASDAQ Marketplace Rule 4200(a)(15)). The Audit Committee has a written charter adopted by the Board. It is available on the Company’s website at www.lufkin.com. The charter requires the Committee to reassess and report to the Board on the adequacy of the charter on an annual basis.

The Audit Committee is, among other things, responsible for:

•	appointing, replacing, compensating and overseeing the work of the independent auditor;

•

reviewing the services proposed by the independent auditor for the coming year and approving in advance all audit, audit-related, tax and permissible non-audit services to be performed by the independent auditor;

•	separately meeting with the independent auditors, the internal auditors and management with respect to the status and results of their activities;

•

reviewing with the chief executive officer, the chief financial officer, and the general counsel the Company’s disclosure controls and procedures and management’s conclusions about the efficacy of such disclosure controls and procedures;

•	reviewing, approving and discussing with management and the independent auditors the annual and quarterly financial statements, the annual report to stockholders, and the Form 10-K; and

•	reviewing earnings, press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Audit Committee has the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain outside legal, accounting or other consultants.

Compensation Committee

The Board of Directors has a standing Compensation Committee which is currently comprised of Messrs. B. H. O’Neal, Chairman, S. W. Henderson, III, J. T. Jongebloed and J. H. Lollar. The Compensation Committee is composed solely of directors who satisfy all criteria for independence under applicable law and NASDAQ Marketplace Rule 4200(a)(15) and who, in the opinion of the Board, are free of any relationship that would interfere with their exercise of independent judgment as members of the Committee.

This Committee is, among other things, responsible for:

•	making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation;

•	establishing the chief executive officer’s compensation level based on the Board’s performance evaluation of the chief executive officer;

•	approving the compensation of the other executive officers, and reviewing the succession plan relating to positions held by the other executive officers;

•	recommending to the Board and administering the incentive compensation plans and equity-based plans of the Company; and

•	reviewing and recommending the amount and method of compensation for members of the Board.

The Charter of the Compensation Committee is available on the Company’s website at www.lufkin.com.

Pension Committee

The Board of Directors has a standing Pension Committee. The Pension Committee is currently comprised of Messrs. H. J. Trout, Jr., Chairman, J. F. Anderson, T. E. Wiener, and Ms. S. V. Baer. The purpose of this committee’s responsibilities is to review the performance and administration of the Company’s Pension Plan.

This Committee is, among other things, responsible for:

•	reviewing the quarterly results of the Pension Plan investments;

•	reviewing the quarterly investment allocations;

•	receiving a quarterly overview by the Plan Advisor of fund performance and any recommendations for other investment opportunities;

•	providing to the Plan Advisor any investment or allocation modifications to meet investment goals or comply with the investment policy;

•	insuring compliance with all applicable laws and regulations; and

•	reviewing pension benefits provided by the Company.

Nominating/Governance Committee

The Board of Directors has a standing Nominating/Governance Committee. The Nominating/Governance Committee is comprised of Messrs. J. T. Jongebloed, Chairman, B. H. O’Neal, S. W. Henderson, III, H. J. Trout, Jr., and T. E. Wiener. The Nominating/Governance Committee is composed solely of “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15). The Committee’s primary purpose is to discharge the Board’s responsibility related to public policy matters, the development and implementation of a set of corporate governance principles, the identification of individuals qualified to become board members and the review of the qualifications and make-up of the Board membership.

The Committee is, among other things, responsible for:

•

reviewing and making recommendations to the Board concerning the appropriate size and composition of the Board, including candidates for election or re-election as directors, the criteria to be used for the selection of candidates for election as directors, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the composition and functions of the Board committees, and all matters relating to the development and effective functioning of the Board;

•	considering and recruiting candidates to fill positions on the Board;

•	considering nominees recommended by stockholders for election as directors;

•

reviewing and making recommendations to the Board of each Board committee’s membership and committee chairpersons including, without limitation, a determination of whether one or more Audit Committee members qualifies as an “audit committee financial expert” in accordance with applicable law;

•	assessing and recommending overall corporate governance practices;

•	establishing the process and administering the evaluation of the Board;

•

reviewing public issues identified by management and the Company’s efforts in addressing these public issues through research, analysis, lobbying efforts and participation in business and government programs;

•	reviewing and approving codes of conduct applicable to directors, officers and employees; and

•	reviewing the Company’s policy statement on stockholders’ rights plans and reporting any recommendations to the Board.

The charter of the Nominating/Governance Committee is available to shareholders at www.lufkin.com.

Directors’ Meetings and Compensation

During 2006, the Audit Committee had five meetings, the Compensation Committee had three meetings, the Executive Committee had no meetings, the Pension Committee had three meetings, the Nominating/Governance Committee had two meetings and the Board of Directors had five meetings. During 2006, each continuing member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the committees of which he/she was a member. As required by NASDAQ Marketplace Rules, the Company’s independent directors have regularly scheduled executive sessions.

During 2006, in addition to the $24,000 annual retainer, directors received $1,500 for each meeting of the Board of Directors and $1,500 for each committee meeting that they attended with the exception of Audit Committee meetings, which paid directors $2,000 for each meeting. In 2006, the Audit Committee Chairman received a retainer of $5,000 and the Compensation Committee, Pension Committee and Nominating/Governance Committee Chairmen each received a retainer of $1,000. In addition, each director receives a 10,000 share stock option grant on the date of his election to the Board of Directors and a grant of options to purchase 2,000 shares each year thereafter as long as he or she continues on the Board.

Director Attendance at Company Annual Meetings

It is the policy of the Company’s Board of Directors that directors are strongly encouraged to attend all annual shareholder meetings. In 2006, all directors attended the annual meeting of shareholders.

Code of Ethics for Senior Financial Officers of the Company

For years, the Company has had policies regarding conflicts of interest and securities law compliance. The Company has adopted a Code of Ethics for Senior Financial Officers of the Company that reflects these longstanding policies and contains additional policy initiatives. The Company requires all its senior financial officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer, to adhere to the Code of Ethics for Senior Financial Officers of the Company in addressing the legal and ethical issues encountered in conducting their work. The Code of Ethics for Senior Financial Officers of the Company requires that senior financial officers avoid conflicts of interest, comply with securities laws and other legal requirements and conduct business in an honest and ethical manner. The Company conveys to its senior financial officers both their obligations and responsibilities under and the importance of the Code of Ethics for Senior Financial Officers of the Company.

The Company has established procedures for receiving, retaining and treating complaints received regarding accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has also adopted a written Code of Conduct that is applicable to all employees of the Company, including the Senior Financial Officers, and all Directors. The Company has made available to stockholders the Code of Ethics for Senior

Financial Officers of the Company and the Code of Conduct on its website at www.lufkin.com or a copy can be obtained by writing to the Company Secretary, P.O. Box 849, Lufkin, Texas 75902. Any amendment to, or waiver from, the Code of Ethics for Senior Financial Officers of the Company or the Code of Conduct will be disclosed in a current report on Form 8-K within four business days of such amendment or waiver as required by the NASDAQ Marketplace Rules.

Shareholder Communications with the Board

Any shareholder wishing to communicate with the Board of Directors may do so by writing to the Board of Directors at the Company’s principal address of P.O. Box 849, Lufkin, Texas 75902. Any shareholder communication so addressed, unless clearly of a marketing nature, will be delivered unopened to the director to whom it is addressed or to the Chairman of the Board if addressed to the Board of Directors.

INFORMATION ABOUT CURRENT EXECUTIVE OFFICERS

The following information is submitted with respect to the executive officers of the Company:

Name	Position with Company	Age	Executive Officer Since
D. V. Smith	Chairman, President & Chief Executive Officer	64	1993
S. H. Semlinger	Vice President—Trailer	53	1992
J. F. Glick	Vice President—Power Transmission	54	1994
L. M. Hoes	Executive Vice President and Chief Operating Officer	60	1996
P. G. Perez	Vice President/General Counsel & Secretary	61	1996
R. D. Leslie	Vice President/Treasurer/Chief Financial Officer	61	1999

There is no significant family relationship either by blood, marriage or adoption among the directors, director nominees or executive officers of the Company.

All of the executive officers of the Company have been employed by the Company for more than five years in the same or similar positions. The executive officers of the Company serve at the request of the Board of Directors of the Company. The term of office for all executive officers expires at the next annual meeting of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objective. Our senior management compensation objective is to provide a market competitive package that will attract and retain experienced professionals. In 2006, the compensation package for our executive officers contained a base salary, an annual variable cash award and a long-term equity component. Our view is that such a package is customary for a manufacturing executive, as it provides a market competitive salary and also aligns the executive’s economic interest with that of our shareholders.

Compensation Rationale. The compensation of our executive officers is determined by taking into account the following rational (1) the prevailing market for comparable positions, (2) our financial results and (3) an assessment of an such executive’s impact on those results by the Committee in order to supplement and balance the statistical elements of compensation. The fourth element, used only as a point of reference for Mr. Smith, our President and CEO, is the terms for compensation contained in Mr. Smith’s employment agreement. These four elements play important roles in the interpretation of compensation data and assessment individual performance. Each member of the Committee considers these elements during their deliberations. There is no specifically assigned weight placed on these elements in order to provide the Committee with maximum flexibility to appropriately evaluate value, performance and cost.

Preparation for Review. In January 2006, the Committee engaged Towers Perrin to prepare a CEO compensation market analysis. Towers Perrin prepared a compensation analysis based upon an evaluation of fourteen energy or manufacturing companies with revenues ranging from approximately $175 million to $1.5 billion. In September 2006, the Committee engaged Frederic Cook & Co. as a compensation consultant in order to provide a senior executive compensation analysis for 2006. The consultant prepared a compensation analysis based upon an evaluation of fifteen energy or manufacturing companies with revenues ranging from approximately $275 million to $1 billion. Based on the revenues and markets of the identified companies, both consultants believed that their reports reflected an appropriate market sample for Lufkin’s CEO and senior management executives.

Review Process Schedule. The Committee’s review process calls for review of the CEO’s performance and total compensation at its February meeting. Also reviewed at the same meeting is the annual variable cash compensation for the other executive officers. Stock options granted to the CEO at the February meeting utilize the Company’s stock price at the end of the day on which the meeting was held.

At the November meeting, the Committee reviews the total compensation for executive officers of the Company and non-employee members of the Board of Directors. Stock options granted at this meeting to officers utilize the Company’s stock price at the end of the day on which the meeting was held. Stock options for directors are granted on the day of the annual shareholder’s meeting which is held in May. The grant price is determined by the Company’s stock price at the end of the day on which the meeting was held.

Base Pay. The Committee believes that base pay is the component that provides the foundation for the total compensation package. The 50th percentile is the market benchmark that the Committee targets in order to attract and retain senior executives. As previously stated, the members of the Committee use their prior business experience combined with external data and personal interaction with senior executives to determine base salary. In the CEO’s case, the data revealed the current base was within the target percentile range. However, the Committee wanted to provide an above average base rate increase and determined it to be 5.5%. The market data for executive officers revealed that their base salaries (with the exception of Larry Hoes, the Executive Vice President) were below the 50th percentile. As a result, Mr. Glick received a 7.3% increase to his base. Mr. Leslie received a 12.8% increase and Mr. Perez received a 13.2 % increase.

Bonus. The Committee believes that this compensation element should be used to incentivize executives to meet and exceed their financial objectives. It also aligns their interests with shareholders. When our shareholders are rewarded with increases in their dividends and the value of their stock, senior managers are provided bonuses that reflect the level of success.

Equity Compensation. Equity compensation grants of nonqualified stock options pursuant to the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000 have historically been the primary form of equity compensation awarded by the Committee.

The Committee is aware of the increased use of other forms of equity compensation. Market data reveals that restricted stock grants have gained in their acceptance. This Committee believes that shareholders are best served through the use of nonqualified stock options because the executives benefit under this form of equity compensation only after the value of the Company’s stock is increased beyond the options’ grant price.

CEO Compensation Analysis. Taking into consideration the four elements described above at its February 2006 meeting, the conclusion reached by the Committee was that Mr. Smith’s leadership and business judgment were a significant factor in making 2005 a record year for financial performance for the Company, far exceeding the parameters that were established in the target budget. After reviewing and evaluating the peer group compensation data, the Committee then used its knowledge and understanding of the company’s business results and the contribution they believed Mr. Smith made toward the attainment of those results. As a result, the Committee approved a total direct cash compensation package for Mr. Smith of $1,025,000. This compensation package contained a $475,000 base salary and a cash performance bonus of $550,000. The Committee believed that the CEO’s total cash compensation for 2006 would place him above the 75% percentile of the Company’s peer group. The companies in the peer group used for comparison were primarily matched for revenue, product mix, markets, and business units.

The final element of the CEO’s 2006 compensation package was the award of 35,000 stock options with an exercise price of $63.80.* The option grant price for the CEO was determined by the stock’s closing price on the day of the Committee’s February meeting. The total CEO compensation package for 2006 of base salary, bonus and stock options is valued at $1,968,950. This amount places Mr. Smith’s total compensation between the 50th and 75th percentile in our peer group. The Committee concluded that this total was appropriate given the Company’s results and Mr. Smith’s contribution in the attainment of their results.

*	The value of this award is $943,950.

Officer Compensation. The review of officer compensation contains three of the four elements used in the CEO analysis. However, the Committee also requests a compensation recommendation from the CEO and a supporting performance explanation. The consultant’s market data comparison is closely reviewed and evaluated. Examples of criteria used to measure officers responsible for business units are revenue, net income, bookings, and individual goals. Officers with corporate responsibilities are measured based on total corporate operating results along with individual financial and administrative objectives. The CEO’s recommendation on compensation is discussed by the Committee in relation to the market data, the Company’s financial results and the Committee’s own evaluation of an individual officer’s performance. At the February meeting the Committee utilized the CEO’s recommendation and its own rational to award bonuses to the named executive officers.

In August 2006, as part of a new corporate operation plan and the Company’s growing manufacturing resources, the Committee approved the position of Executive Vice President and Chief Operating Officer and promoted Larry Hoes to that position. On the recommendation of our compensation consultant, Mr. Hoes’ annual base salary was increased from $245,000 to $300,000. At the November 2006 Board of Directors’ meeting, Mr. Hoes was elected to the Board. Also in August 2006, the Compensation Committee approved employment agreements in order to help retain the leadership of these officers. The agreements provide for two-year terms and renew automatically until an officer reaches his social security retirement age.

At the October meeting, the Committee reviewed the market data and the CEO recommendations and made the following adjustments to base pay and awarded long-term incentive grants of non-qualified stock options. Historically the Committee has relied on consultants to determine grants for senior executives. In 2006 the Committee elected to grant options to senior executives in order to reflect the exceptional business results and to incentivize the executives to focus on shareholder value.

Name	From	To	Options Granted	Grant Price
L. M. Hoes	$245,000	$300,000	11,300	$60.34
J. F. Glick	$205,000	$220,000	7,500	$60.34
R. D. Leslie	$195,000	$220,000	7,500	$60.34
P. G. Perez	$190,000	$215,000	7,500	$60.34

Severance Benefits. Severance benefits for senior management reflect the fact that it may be difficult for employees to find comparable employment within a short period of time and are designed to separate the company from the former employee as soon as practicable. Each of our named executive officers is a party to an employment agreement which provides for continued salary and benefits under certain conditions.

Where the termination is without “cause” or the employee terminates employment for “good reason”, our severance plan provides for benefits of (i) two to three years of base salary and previous year’s bonus for the CEO and (ii) one to two years of base salary and bonus for other executive officers. The Company also continues health and other insurance benefits for the same period. The Company also accelerates the vesting of equity compensation. In addition, a terminated employee is entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) plan, pension plan and supplemental retirement plan, although those benefits are not increased or accelerated. When an employee is entitled to severance benefits under traditional severance provisions and change-in-control provision as discuss under the heading “Change-in-Control”, he or she receive the larger of the two amounts.

Based upon a hypothetical termination date of December 31, 2006, the severance benefits for the Principal Executive Officer (PEO), Principal Financial Officer (PFO) and the three most highly compensated executive officers of the Company would have been as follows:

Name	Base Salary ($)	Bonus ($)	Healthcare and Other Insurance Benefits ($)	Total ($)
D. V. Smith	1,425,000	1,650,000	56,942	3,131,942
L. M. Hoes	475,000	241,920	35,727	752,647
J. F. Glick	348,333	202,423	28,760	579,516
R. D. Leslie	348,333	192,549	29,232	570,114
P. G. Perez	340,417	187,611	28,556	556,584

Retirement Plans. The Company maintains a noncontributory defined benefit pension plan covering substantially all U. S. based employees, including its executive officers. The Company’s Retirement Plan for Employees (the “Qualified Plan”) is a defined benefit plan, qualified under Section 401 of the Internal Revenue Code (the “Code”), which provides benefits based on an employee’s years of service and covered compensation. The benefits are based on the average of the highest five consecutive years of covered compensation received during the last ten years of service. “Covered compensation” consists of Salary and Bonus. Benefits are estimated on straight-life annuity computations and reflect offsets for primary Social Security benefits. Under the Code, the maximum annual amount of compensation that can be awarded/paid by a tax-qualified plan is $220,000, subject to annual adjustments. In addition, the Code limits the maximum aggregate amount of benefits that may be paid under such a plan. Accordingly, the Company has adopted an unfunded, nonqualified pension plan (“the Pension Restoration Plan”) to provide supplemental retirement benefits to covered executives. The Pension Restoration Plan benefit is based on the same benefit formula for the Qualified Plan except that it does not limit the amount of a participant’s annual compensation or maximum aggregate benefit. The Company also maintains an additional nonqualified plan (“the SERP”) for Mr. Smith that credits him with an additional 0.5 years of service for each year of service credited to him under the Qualified Plan. The benefits calculated under the Pension Restoration Plan and the SERP are offset by the participant’s benefit payable under the Qualified Plan. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires. Directors who are not, or who have not been, employees of the Company are not entitled to benefits under the plans. The years of credited service for our named executive officers are: Mr. Smith, 14 years (plus an additional 7 years under the SERP); Mr. Hoes, 10 years; Mr. Glick, 12 years; Mr. Leslie, 14 years; and Mr. Perez, 13 years.

Change-in-Control. Our senior management and other employees helped develop Lufkin Industries, Inc. into the successful enterprise it is today and continue to provide leadership, and we believe that it is important to protect them in the event of a change-in-control. Further, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interest of shareholders. Each of our named executive officers is party to severance agreement pursuant to which they are entitled certain pay and benefits under certain conditions. The cash components of any change- in-control benefits are paid lump-sum and are based upon a multiple of base salary and maximum bonus as follows:

Multiple
Chief Executive	3 times
Executive Vice President	2 times
Vice President	2 times

In the event of a change in control, the Company will also continue health and other insurance benefits for between two and three years (corresponding to termination benefits) and immediately vest all equity compensation. In addition, terminated employees would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) plan, pension plan and supplemental retirement plan, although those benefits are not increased or accelerated. The Company believes that these levels of benefits are consistent with the general practice among our peers.

Because certain benefits may be subject to the so-called “parachute” tax imposed by the Internal Revenue Code Section 280G, the Company has agreed to reimburse the chief executive and the officers any taxes imposed as a result of change in control benefits. All change in control benefits are “single trigger,” meaning that the executive will be entitled to such benefits following a change-in-control even if such executive is not terminated.

Based upon a hypothetical termination date of December 31, 2006, the change in control termination for the Principal Executive Officer (PEO), Principal Financial Officer (PFO) and the three most highly compensated executive officers of the Company would have been as follows:

Name	Base Salary ($)	Bonus ($)	Healthcare and Other Insurance Benefits ($)	Fair Market Value of Accelerated Equity Compensation ($)	Tax Gross Up ($)	Total ($)
D. V. Smith	1,425,000	1,650,000	56,942	1,412,088	546,213	5,090,243
L. M. Hoes	600,000	282,240	36,970	761,095	238,221	1,918,526
J. F. Glick	440,000	236,160	36,329	727,981	180,000	1,620,470
R. D. Leslie	440,000	224,640	36,924	589,115	179,884	1,470,563
P. G. Perez	430,000	218,880	36,071	513,615	175,928	1,374,494

For purposes of these benefits, a change in control is deemed to occur, in general, if (a) a shareholder or group of shareholders acquire 20% or more of Lufkin Industries, Inc.’s common stock, or (b) 25% or more of the directors in office were not nominated for initial election to the board of directors by directors who were in office at the time of their nomination.

Perquisites and Other Benefits. The Compensation Committee annually reviews the perquisites that senior management receives. Additionally, the Company is informed by our compensation consultants on perquisites provided by other peer companies. As a result of this review, the Compensation Committee has reported the value of perquisites which exceed the report threshold.

The Company permits the CEO to use the Company’s jet for personal use. As reflected in the Summary Compensation Table, the cost of this benefit aggregated to $65,334 in 2006. Additionally, the CEO is provided with a $3,000 allowance for tax preparation service.

COMPENSATION COMMITTEE REPORT

No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report of the Compensation Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE LUFKIN INDUSTRIES, INC. BOARD OF DIRECTORS:

B. H. O’Neal, Chairman

S. W. Henderson, III

J. H. Lollar

J. T. Jongebloed

Compensation of Executive Officers

The following table sets forth information with respect to the Principal Executive Officer (PEO), Principal Financial Officer (PFO) and the three most highly compensated executive officers of the Company as of December 31, 2006. (collectively, the “named executive officers)

SUMMARY COMPENSATION TABLE

Fiscal Year-End December 31, 2006

Name And Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Douglas V. Smith	2006	475,000	675,000	—	1,050,351	—	714,621	100,291	3,015,263
President and	2005	450,000	550,000	—		—	—	34,502
Chief Executive Officer	2004	430,000	315,000	—		—	—	30,247
Robert D. Leslie	2006	198,846	185,000	—	111,948	—	125,985	4,675	626,454
Vice President, Treasurer and	2005	186,538	112,320	—		—	—	11,994
Chief Financial Officer	2004	172,466	80,000	—		—	—	10,973
Larry M. Hoes	2006	264,039	290,000	—	143,342	—	109,962	5,745	813,088
Executive Vice President and	2005	232,308	141,120	—		—	—	15,215
Chief Operating Officer	2004	217,466	105,000	—		—	—	14,237
John F. Glick	2006	207,308	176,000	—	115,507	—	69,700	6,152	574,667
Vice President	2005	196,538	118,080	—		—	—	10,892
	2004	188,315	45,000	—		—	—	10,707
Paul G. Perez	2006	193,846	172,000	—	104,033	—	104,299	5,782	579,960
Vice President, Secretary and	2005	190,000	109,440	—		—	—	10,581
General Counsel	2004	180,000	75,000	—		—	—	10,775

(1)	Annual bonus amounts are earned and accrued during the years indicated, and paid in the first quarter of the following year.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments.” See page 31 of the consolidated financial statements of the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(3)	All Other Compensation disclosed for Mr. Smith includes executive life insurance, tax preparation allowance, country club dues, and the following:

Lufkin Industries, Inc. 401 (k) Plan	$22,970
Incremental Costs for Personal Use of Company Plane(4)	65,334

(4)	The incremental cost of personal cost of personal use of Company aircraft includes the cost of trip related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, engine restoration costs, hanger or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips, and flight crew salaries) are not included. In addition, the incremental tax loss of use of the plane has been included. The Company’s plane is a Cessna Citation Encore. Amounts were benchmarked against indicated variable costs per hour reported by Conklin & de Decker Associates, Inc. against a similar type plane.

The following table sets forth certain information concerning options granted to named executive officers during 2006.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year-End December 31, 2006

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(1)		Maximum (#)
Douglas V. Smith(3)	2/8/2006	—	—	—	—	35,000		—	—	—	$63.80
Douglas V. Smith	11/28/2006	—	—	—	—	15,100	(5)	—	—	—	$57.25
Robert D. Leslie(4)	10/31/2006	—	—	—	—	7,500		—	—	—	$60.34
Larry M. Hoes(4)	10/31/2006	—	—	—	—	11,300		—	—	—	$60.34
John F. Glick(4)	10/31/2006	—	—	—	—	7,500		—	—	—	$60.34

(1)	The options were granted pursuant to our Incentive Stock Compensation Plan 2000, for a term of ten years subject to earlier termination in certain events related to termination of employment. No consideration was paid by the executive officer for such award.

(2)	The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3)	Options are exercisable in 1/3 increments on the grant date, February 8, 2007 and February 8, 2008.

(4)	Options granted are exercisable in 25% increments on each October 31, 2007, 2008, 2009 and 2010.

(5)	Options granted are fully vested. Reload options were granted when Mr. Smith exercised his February 10, 2004 stock options on November 28, 2006. The reload options will expire on February 9, 2014, ten years from the original grant date.

The “Equity Compensation”, “CEO Compensation” and “Officer Compensation” sections of the Compensation Discussion and Analysis, provide information regarding the processing of granting stock option awards to the Company’s CEO and executive officers.

For information regarding material terms of employment agreements for the Company’s executive officers, please refer to the Compensation Discussion and Analysis included in this proxy statement.

The following table sets forth certain information with respect to the named executive officers concerning options outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS

Fiscal Year-End December 31, 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Douglas V. Smith(1)	36,372	18,186	—	$20.620	02/08/2015	—	—	—	—
	11,667	23,333	—	$63.800	02/07/2016	—	—	—	—
	15,100	—	—	$57.250	02/09/2014	—	—	—	—
Robert D. Leslie(2)	3,550	—	—	$12.945	11/04/2012	—	—	—	—
	5,500	5,500	—	$12.155	11/10/2013	—	—	—	—
	3,650	7,300	—	$18.500	11/08/2014	—	—	—	—
	1,875	5,625	—	$46.700	10/31/2015	—	—	—	—
	—	7,500	—	$60.340	10/30/2016	—	—	—	—
Larry M. Hoes(2)	5,150	—	—	$12.945	11/04/2012	—	—	—	—
	6,750	6,750	—	$12.155	11/10/2013	—	—	—	—
	4,500	9,000	—	$18.500	11/08/2014	—	—	—	—
	2,375	7,125	—	$46.700	10/31/2015	—	—	—	—
	—	11,300	—	$60.340	10/30/2016	—	—	—	—
John F. Glick(2)	2,250	—	—	$12.980	12/03/2011	—	—	—	—
	3,900	—	—	$12.945	11/04/2012	—	—	—	—
	5,750	5,750	—	$12.155	11/10/2013	—	—	—	—
	3,850	7,700	—	$18.500	11/08/2014	—	—	—	—
	1,875	5,625	—	$46.700	10/31/2015	—	—	—	—
	—	7,500	—	$60.340	10/30/2016	—	—	—	—
Paul G. Perez(2)	2,500	—	—	$12.945	11/04/2012	—	—	—	—
	5,000	5,000	—	$12.155	11/10/2013	—	—	—	—
	3,550	7,100	—	$18.500	11/08/2014	—	—	—	—
	1,875	5,625	—	$46.700	10/31/2015	—	—	—	—

(1)

Options granted on 2/9/2005 and 2/8/2006 vest in  1/3 increments on the grant date, the first anniversary and the second anniversary and expire on the date shown in the above corresponding table under “Option Expiration Date”, which is the day before the tenth anniversary of the grant date.

(2)	Options granted on 11/11/2003, 11/9/2004, 11/1/2005 and 10/31/2006 vest in 25% increments on the first, second, third and fourth anniversary and expire on the date shown in the above corresponding table under “Option Expiration Date”, which is the day before the tenth anniversary of the grant date.

The following table sets forth certain information with respect to stock options exercised by named executive officers during 2006.

OPTION EXERCISES AND STOCK VESTED

Fiscal Year-End December 31, 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas V. Smith	70,262	3,398,562	—	—
Robert D. Leslie	6,250	328,425	—	—
Larry M. Hoes	19,150	978,072	—	—
John F. Glick	—	—	—	—
Paul G. Perez	7,000	368,385	—	—

The following table sets forth certain information with respect to pension benefits payable to named executive officers as of December 31, 2006.

PENSION BENEFITS

Fiscal Year-End December 31, 2006

Name	Plan Name	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Douglas V. Smith	Qualified Plan	13.917	521,274	—
	Pension Restoration Plan	13.917	1,456,300	—
	SERP	20.876	998,837	—
Robert D. Leslie	Qualified Plan	14.250	448,365	—
	Pension Restoration Plan	14.250	97,548	—
Larry M. Hoes	Qualified Plan	10.583	311,889	—
	Pension Restoration Plan	10.583	189,600	—
John F. Glick	Qualified Plan	12.333	266,634	—
	Pension Restoration Plan	12.333	71,269	—
Paul G. Perez	Qualified Plan	13.500	409,055	—
	Pension Restoration Plan	13.500	77,114	—

The “Retirement Plan” section of the Compensation Discussion and Analysis provides additional information regarding the Company’s pension benefit plans.

The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to named executive officers as of December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION

Fiscal Year-End December 31, 2006

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE
Douglas V. Smith	401(k) Restoration Plan	56,880	22,970	75,055	—	1,148,918
Robert D. Leslie	401(k) Restoration Plan	3,670	1,350	1,301	—	23,892
Larry M. Hoes	401(k) Restoration Plan	33,723	1,555	(3,858)	—	322,537
John F. Glick	401(k) Restoration Plan	24,413	1,597	18,345	—	292,511
Paul G. Perez	401(k) Restoration Plan	21,498	1,592	14,112	—	190,955

(1)	Amounts are included in the Summary Compensation Table under the “Salary” column.

(2)	Amounts are included in the Summary Compensation Table under the “All Other Compensation” column.

Lufkin Industries, Inc.’s 401(k) Restoration Plan

The Company has adopted an unfunded, nonqualified deferred compensation plan to provide supplemental retirement savings benefits to covered executives. This plan is based on the same investment options, Company contribution limits and participant contribution limits, as the Company’s qualified 401(k) plan, except that it does not limit the amount of a participant’s annual compensation or maximum aggregate benefit. The benefits calculated under the 401(k) Restoration Plan are offset by the participant’s calculated benefit under the qualified 401(k) plan.

For information regarding potential payments to our named executive officers upon termination of a change-in-control, please see the “Severance Benefits” and “Change-in-Control” sections of the Compensation discussion and Analysis included in this proxy statement.

The following table provides information on Lufkin Industries, Inc.’s compensation for non-employee directors in 2006.

DIRECTOR COMPENSATION

Fiscal Year-End December 31, 2006

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John F. Anderson(3)	36,000	—	61,538	—	—	—	97,538
Suzanne V. Baer(4)	44,500	—	61,538	—	—	—	106,038
Simon W. Henderson, III(5)	39,000	—	61,538	—	—	—	100,538
James T. Jongebloed(6)	50,000	—	61,538	—	—	—	111,538
John H. Lollar(7)	51,000	—	61,538	—	—	—	112,538
Bob H. O’Neal(8)	50,000	—	61,538	—	—	—	111,538
Howard J. Trout, Jr.(9)	40,000	—	61,538	—	—	—	101,538
Thomas E. Wiener(10)	39,000	—	61,538	—	—	—	100,538

(1)	Non-employee Directors receive annual retainers of $24,000, Board Meeting fee of $1,500 and Committee Meeting fee of $1,500 ($2,000 for an Audit Committee meeting). Additionally, the Chairman of the Audit Committee receives a $5,000 retainer, and the Compensation Committee, Pension Committee and Nominating/Governance Committee Chairmen each receive a $1,000 retainer.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments.” See page 31 of the consolidated financial statements of the Company’s Annual Report for the year ended December 31, 2006, regarding assumptions underlying valuation of equity awards.

(3)	Mr. Anderson had 2,000 stock options outstanding at an exercise of $66.23. These stock options will expire on May 2, 2016.

(4)	Ms. Baer had an aggregate of 12,000 stock options outstanding. These stock options consist of: (i) 10,000 at an exercise price of $48.04, to expire on August 2, 2015; and (ii) 2,000 at an exercise price of $66.23, to expire on May 2, 2016.

(5)	Mr. Henderson had an aggregate of 10,000 stock options outstanding. These stock options consist of: (i) 2,000 at an exercise price of $9.063, to expire on May 4, 2009; (ii) 2,000 at an exercise price of $7.313, to expire on May 2, 2010; (iii) 2,000 at an exercise price of $10.96, to expire on May 6, 2013; (iv) 2,000 at an exercise price of $30.65, to expire on May 4, 2015; and (v) 2,000 at an exercise price of $66.23, to expire on May 2, 2016.

(6)	Mr. Jongebloed had an aggregate of 18,000 stock options outstanding. These stock options consist of: (i) 10,000 at an exercise price of $14.45, to expire on April 30, 2012; (ii) 2,000 at an exercise price of $10.96, to expire on May 6, 2013; (iii) 2,000 at an exercise price of $16.025, to expire on May 4, 2014; (iv) 2,000 at an exercise price of $30.65, to expire on May 4, 2015; and (v) 2,000 at an exercise price of $66.23, to expire on May 2, 2016.

(7)	Mr. Lollar had an aggregate of 6,000 stock options outstanding. These stock options consist of: (i) 2,000 at an exercise price of $16.025, to expire on May 4, 2014; (ii) 2,000 at an exercise price of $30.65, to expire on May 4, 2015; and (iii) 2,000 at an exercise price of $66.23, to expire on May 2, 2016.

(8)

Mr. O’Neal had an aggregate of 14,000 stock options outstanding. These stock options consist of: (i) 2,000 at an exercise price of $17.625, to expire on May 5, 2008; (ii) 2,000 at an exercise price of $11.285, to expire on May 1, 2011; (iii) 2,000 at an exercise price of $14.45, to expire on April 30, 2012; (iv) 2,000 at an exercise price of $10.96, to expire on May 6, 2013; (v) 2,000 at an exercise price of $16.025, to expire on May 4, 2014; (vi) 2,000 at an exercise price of $30.65, to expire on May 4, 2015; and (vii) 2,000 at an exercise price of $66.23, to expire on May 2, 2016.

(9)	Mr. Trout had an aggregate of 4,000 stock options outstanding. These stock options consist of: (i) 2,000 at an exercise price of $30.65, to expire on May 4, 2015; and (ii) 2,000 at an exercise price of $66.23, to expire on May 2, 2016.

(10)	Mr. Wiener had an aggregate of 18,000 stock options outstanding. These stock options consist of: (i) 2,000 at an exercise price of $17.625, to expire on May 5, 2008; (ii) 2,000 at an exercise price of $9.063, to expire on May 4, 2009; (iii) 2,000 at an exercise price of $7.313, to expire on May 2, 2010; (iv) 2,000 at an exercise price of $11.285, to expire on May 1, 2011; (v) 2,000 at an exercise price of $14.45, to expire on April 30, 2012; (vi) 2,000 at an exercise price of $10.96, to expire on May 6, 2013; (vii) 2,000 at an exercise price of $16.025, to expire on May 4, 2014; (viii) 2,000 at an exercise price of $30.65, to expire on May 4, 2015; and (ix) 2,000 at an exercise price of $66.23, to expire on May 2, 2016.

Stock Option Plans

The Company has a stock option plan (the “2000 Plan”), pursuant to which options to purchase shares of the Company’s stock are outstanding. The purpose of the 2000 Plan is to advance the best interests of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. All options for stock are granted by the Compensation Committee. The term of the Company’s previous employee stock option plan (the “1990 Plan”) expired in 2000 and no future grants of awards under the 1990 Plan will be allowed. However, awards that have been issued prior to the expiration of the 1990 Plan but that have not expired will still be honored by the Company. The term of the Company’s 1996 Nonemployee Director’s Stock Option Plan (“1996 Plan”) expired in 2006 and no future grants of awards under the 1996 Plan will be allowed. However, awards that have been issued prior to the expiration of the 1996 Plan but that have not expired will still be honored by the Company.

Related Person Transactions

During 2006, there were no transactions with management and others, no business relationships regarding directors or nominees for directors and no indebtedness of management. The Company’s Code of Conduct policy, posted under the “Governance” section of the Company’s website at www.lufkin.com, prohibits employees from having any associations, financial interests or business relationships that would constitute a conflict of interest. The Company’s Board of Directors are not allowed to have any related person transactions without the prior consent of the Company, but currently the Company does not have a written procedure for approving related person transactions. If potential related party transactions were to occur, the Board of Directors would review them on a case-by-case basis.

Compensation Committee Interlocks and Insider Participation

Messrs. B. H. O’Neal, S. W. Henderson, III, J. T. Jongebloed and J. H. Lollar served as the members of the Company’s Compensation Committee during 2006. During 2006, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company or its subsidiaries or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company.

During 2006, no member of the compensation committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any business relationship or conducted any transactions with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of the Company’s Common Stock as of March 5, 2007, with respect to (i) the directors and nominees for director; (ii) each executive officer named in the Summary Compensation Table and (iii) the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Direct Ownership(1)	Exercisable Options(2)	Number of Shares Owned Beneficially	Percent of Class
John F. Anderson	38,932	2,000	40,932	*
Suzanne V. Baer	0	12,000	12,000	*
John F. Glick	5,800	17,625	23,425	*
Simon W. Henderson, III(3)	227,198	10,000	237,198	1.6%
Larry M. Hoes	0	18,775	18,775	*
James T. Jongebloed	0	18,000	18,000	*
Robert D. Leslie	0	14,575	14,575	*
John H. Lollar	8,000	6,000	14,000	*
Bob H. O’Neal	1,000	14,000	15,000	*
Paul G. Perez	4,000	12,925	16,925	*
Douglas V. Smith	39,162	104,659	143,821	1.0%
H. J. Trout, Jr.	391,604	4,000	395,604	2.6%
Thomas E. Wiener	33,460	18,000	51,460	*
Directors and Executive Officers as a group (13 persons)	749,866	254,434	1,004,300	6.7%

*	Indicates ownership of less than one percent of the outstanding shares of Common Stock of the Company.

(1)	Each director, nominee for director and executive officer listed above possesses sole voting and investment powers as to all the shares listed as being beneficially owned by such person.

(2)	This column shows shares covered by stock options that are currently exercisable or will be exercisable within 60 days of March 5, 2007.

(3)	The shares listed above include 127,198 shares held in various trusts and a family limited partnership over which Mr. Henderson shares investment and voting control.

Five Percent Beneficial Owners

The following table lists each person the Company knows to be an owner of more than 5% of the Company’s Common Stock as of March 5, 2007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, NA(1)	781,655	5.11%
45 Fremont Street 17th Floor
San Francisco, CA 94105

(1)	This information was obtained from a Schedule 13G filed on January 23, 2007, filed by Barclays Global Investors, NA, which is an investment advisor registered under the Investment Advisors Act of 1940. Barclays Global Investors NA reported sole voting power as to 742,900 shares, shared voting power as to zero shares, sole dispositive power as to 781,655 shares and shared dispositive power as to zero shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater-than-10% shareowners are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto reported by the Company during fiscal 2006 and upon a review of Forms 5 and amendments thereto reported by the Company with respect to fiscal 2006, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or greater-than-10% shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2006 except Mr. S. W. Henderson, a director, did not timely file a Form 4 relating to one transaction involving the sale of shares. Mr. S. W. Henderson, III subsequently filed the required report with the Securities and Exchange Commission.

PROPOSALS OF SHAREHOLDERS

A proposal of a shareholder intended to be presented at the next annual meeting must be received at the Company’s principal executive offices no later than December 1, 2007, if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. The Company has also adopted Bylaw provisions which require that nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an annual meeting of shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior year’s annual meeting. In order to be timely for next year’s annual meeting, such notice must be delivered between February 1, 2008, and March 3, 2008. If such timely notice of a shareholder proposal is not given, the proposal may not be brought before the annual meeting. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the annual meeting.

ADDITIONAL FINANCIAL INFORMATION

Shareholders may obtain additional financial information for the year ended December 31, 2006, from the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. We make available, free of charge, through our website, www.lufkin.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. In addition, a copy of the Annual Report on Form 10-K may be obtained without charge by written request to the Secretary, Lufkin Industries, Inc., P.O. Box 849, Lufkin, Texas 75902.

OTHER MATTERS

The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

/s/ PAUL G. PEREZ
Secretary

March 28, 2007

APPENDIX A

PROPOSED AMENDMENT AND RESTATEMENT

LUFKIN INDUSTRIES, INC.

INCENTIVE STOCK COMPENSATION PLAN 2000

SECTION 1.    Purpose of the Plan.

The Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000 (the “Plan”) is intended to promote the interests of Lufkin Industries, Inc., a Delaware corporation (the “Company”), by encouraging officers, employees, directors and consultants of the Company and its Affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any “parent corporation” of the Company (as defined in Section 424(e) of the Code) and any “subsidiary corporation” of any such corporation (as defined in Section 424(f) of the Code), (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (iii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Award” shall mean any Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares, Other Stock-Based Award or Cash Award.

“Award Agreement” shall mean any agreement, contract, or other instrument or document (written or electronic) evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Bonus Shares” shall mean an award of Shares granted pursuant to Section 6(d) of the Plan.

“Cash Award” shall mean an award payable in cash granted pursuant to Section 6(f) of the Plan.

“Change in Control” shall mean the occurrence of any one of the following events:

(a) any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an executive benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) together with its “Affiliates” and “Associates”, as such term is defined in Rule 12b-2 of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company’s common stock or of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) the shareholders of the Company approve a merger or consolidation of the Company with any other company other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 25% of the combined voting power of the Company’s then outstanding securities; or

(d) the shareholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of “all or a significant portion of the Company’s assets,” which for this purpose shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any subsidiary (including the stock of any subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 35% of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the “fair market value of the Company” shall be the aggregate market value of the outstanding shares of common stock of the Company (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities. The aggregate market value of the shares of common stock of the Company shall be determined by multiplying the number of shares of the Company’s common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the market value per share immediately preceding the Transaction Date or by such other method as the Board shall reasonably determine is appropriate. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of the Company or by such other method as the Board shall reasonably determine is appropriate.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the committee appointed by the Board to administer the Plan or, if none, the Board.

“Consultant” shall mean any individual, other than a Director or an Employee, who renders consulting services to the Company or an Affiliate for a fee.

“Director” shall mean a “non-employee director” of the Company, as defined in Rule 16b-3.

“Employee” shall mean any employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to Shares, the closing sales price of a Share on the applicable date (or if there is no trading in the Shares on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” shall mean an option granted under Section 6(a) of the Plan. Options granted under the Plan may constitute “incentive stock options” for purposes of Section 422 of the Code or nonqualified stock options.

“Other Stock-Based Award” shall mean an award granted pursuant to Section 6(g) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

“Participant” shall mean any Director, Employee or Consultant granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; discretionary cash flow; return on net capital employed; and stock price performance. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

“Person” shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Shares” shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(e) of the Plan.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Sections 6(b) of the Plan.

“Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $1.00 par value, and such other securities or property as may become the subject of Awards under the Plan.

SECTION 3.    Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

SECTION 4.    Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 1,800,000, plus an additional number of 1,000,000 “new” Shares available with respect to which Options may be granted under the Plan. If any Award is exercised, paid, forfeited, terminated or canceled without the delivery of Shares, then the Shares covered by such Award, to the extent of such payment, exercise, forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted.

(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the Committee shall not take any action otherwise authorized under this subparagraph (c ) to the extent that such action would cause (A) the application of Section 409A or 162(m) of the Code to the Award or (B) create adverse tax consequences under Section 409A or 162(m) of the Code should either or both of those Code sections apply to the Award.

SECTION 5.    Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6.    Awards.

(a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on such grant date.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (which may include the achievement of one or more Performance Objectives), and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months, outstanding Awards, Shares that would otherwise be acquired upon exercise of the Option, a “cashless-broker” exercise through procedures approved by the Company, other securities or other property, loans, notes approved by the Committee, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iii) Incentive Stock Options. The terms of any Option granted under the Plan intended to be an incentive stock option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive stock options may be granted only to employees of the Company and its parent corporation and subsidiary corporations, within the meaning of Section 424 of the Code. To the extent the aggregate Fair Market Value of the Shares (determined as of the date of grant) of an Option to the extent exercisable for the first time during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Option Shares in excess of $100,000 shall be nonqualified stock options. The maximum number of Shares with respect to which incentive stock options may be granted under the Plan shall not exceed 300,000 Shares. No Option may be granted as an incentive stock option after the 10th anniversary of the date the Plan was adopted by the Board. The Plan was adopted by the Board on May 4, 2000.

(iv) Limits. The maximum number of Options that may be granted as incentive stock options to any Participant during any calendar year shall not exceed 300,000 Shares.

(b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless subject to the achievement of Performance Objectives or a special determination is made by the Committee as to a shorter Restricted Period, the Restricted Period shall not be less than three years.

(i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

(ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Stock, upon termination of a Participant’s employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(h)(iii).

(v) Limits. The maximum number of Shares of Restricted Stock that may be granted to any Participant during any calendar year shall not exceed 150,000 Shares.

(c) Performance Awards. The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount (e.g., $100 per award unit) at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such Performance Objectives during such performance periods as the Committee shall establish with respect to the Award.

(i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

(ii) Payment of Performance Awards. Performance Awards, to the extent earned, shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.

(iii) Limits. The maximum value of Performance Awards that may be granted to any Participant during any calendar year shall not exceed $1,000,000.

(d) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant’s services to the Company. Bonus Shares shall be in lieu of a cash bonus that otherwise would be granted to the Participant.

(e) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

(i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including Performance Objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

(ii) Dividends. Any Phantom Share award may provide that amount equal to any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(iii) Limits. The maximum number of Phantom Shares that may be granted to any Participant during any calendar year shall not exceed 150,000.

(f) Cash Awards. The Committee shall have the authority to determine the Participants to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, as additional compensation for the Participant’s services to the Company or its Affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

(g) Other Stock-Based Awards. The Committee may grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, including the Performance Objectives, if any, applicable to such Award, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. The maximum number of Shares or the value for which Other Stock-Based Awards may be granted to any Participant during any calendar year shall not exceed 300,000 Shares, if the Award is in Shares, or $1,000,000, if the Award is denominated in dollars.

(h) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iii) Limits on Transfer of Awards.

(A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, a nonqualified stock option may be transferred to immediate family members or related family trusts, or similar entities on such terms and conditions as the Committee may establish.

(iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

(v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

SECTION 7.    Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities market on which the shares are traded and subject to paragraph (b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, no such amendment may be made without stockholder approval, if such amendment would (i) materially increase the number of Shares authorized under the Plan or (ii) materially increase the Persons eligible to receive Awards under the Plan.

(b) Amendments to Awards. Subject to paragraph (d) below, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to paragraph (c), in any Award shall reduce the benefit to Participant without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to paragraph (d) below, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Section 162(m). The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award. With respect to an Award that is subject to Section 162(m) of the Code, the Committee (i) shall not take any action that would disqualify such Award and (ii) must first certify that the Performance Objectives, if applicable, have been achieved before the Award may be paid.

SECTION 8.    Change in Control.

(a) Subject to paragraph (b) below, in the event of a Change in Control of the Company all outstanding Awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full (at the highest level), and unless the Company survives as an independent publicly traded company, all Options outstanding at the time of the event or transaction shall terminate, except to the extent provision is made in writing in connection with such event or transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

(b) Notwithstanding anything to the contrary in this Plan, if a Participant is a “disqualified individual” (as defined in Section 280G(c) of the Code) and the accelerated vesting of an Award and/or the termination of the Restricted Period occurs with respect to a Change in Control, together with any other payments which the Participant has the right to receive from any Person, whether or not under this Plan, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), such accelerated vesting and/or termination of the Restricted Period provided under the paragraph above shall be reduced to the extent necessary (beginning with Options) so that the present value thereof (as determined for parachute purposes) to the Participant will be $1.00 less than three times the Participant’s “base amount” (as defined in Section 280G of the Code) but only if such reduction produces a better net after-tax position to the Participant. Such determination shall be made by the Company in good faith.

SECTION 9.    General Provisions.

(a) No Rights to Awards. No Director, Employee, Consultant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Consultants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Notwithstanding the above, a Participant who is subject to Rule 16b-3 may direct the Company to satisfy such Participant’s tax withholding obligation through the “constructive” tender of already-owned Shares or the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles, and applicable federal law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10.    Designation of Beneficiary.

Each Participant to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any rights or receive any payment that under the terms of such Award may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If a Participant designates more than one beneficiary, any such exercise or payment under this Plan shall be made in equal shares unless the Participant has designated otherwise, in which case the exercise or payment shall be made in the shares designated by the Participant.

SECTION 11.    Effective Date of the Plan.

The Plan shall become effective upon its adoption by the Board; however, no Award may become exercisable or payable unless, and until the Plan is approved by the stockholders of the Company within 12 months of the date it is adopted by the Board. In the event such stockholder approval is not obtained, all Awards then outstanding on the first anniversary of the date adopted by the Board shall be automatically cancelled without payment.

SECTION 12.    Term of the Plan.

The Plan shall be effective from the time of its adoption by the Board and shall continue until May 31, 2017. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

LUFKIN

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

A    Election of Directors—The Board of Directors recommends to vote FOR the listed nominees.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - J.H. Lollar	☐	☐	02 - B.H. O’Neal	☐	☐	03 - T.E. Wiener	☐	☐
04 - L.M. Hoes	☐	☐

B    Amend and Restate Lufkin Industries, Inc. Incentive Compensation Plan 2000—The Board of Directors recommends to vote FOR the proposal.

		For	Against	Abstain
2.	The Board of Directors recommends to vote FOR the amendment and restatement of the Company’s Incentive Stock Compensation Plan 2000 to increase the number of shares of Common Stock of the Company as to which options may be granted under the plan from 1,800,000 to 2,800,000.	☐	☐	☐

C    Non-Voting Items

Change of Address—Please print your new address below.

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title as such. For Joint accounts, each joint owner should sign.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
/ /

LUFKIN

PROXY — Lufkin Industries, Inc.

This Proxy is Solicited by the Board of Directors

The undersigned hereby constitutes and appoints DOUGLAS V. SMITH and PAUL G. PEREZ, and each or either of them, true and lawful agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of LUFKIN INDUSTRIES, INC., (herein the “Company”) to be held at the Museum of East Texas, 503 North Second, Lufkin, Texas, at 9:00 a.m., Lufkin time on the 2nd day of May 2007, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to represent and vote thereat, as provided below, the number of shares of common stock of the Company that the undersigned would be entitled to vote if personally present. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

1.	Election of J.H. Lollar, B.H. O’Neal, T.E. Wiener and L.M. Hoes to the Company’s board to serve until the annual shareholders’ meeting held in 2010 or until a successor has been elected and qualified.

2.	To amend and restate the Company’s Incentive Stock Compensation Plan 2000 to increase the number of shares of Common Stock of the Company as to which options may be granted under the plan from 1,800,000 to 2,800,000.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2. All prior proxies are hereby revoked.

Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated March 28, 2007.